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                                                                   EXHIBIT 10(a)





                               SEVERANCE AGREEMENT



This Severance Agreement is by and between Professionals Group, Inc., a Michigan corporation ("Professionals Group") and Victor T. Adamo ("Adamo").



         WITNESSETH:



         WHEREAS, pursuant to an Assumption Agreement dated August 30, 1996 (the "Assumption Agreement"), Professionals Group assumed and agreed to perform all of the obligations of PICOM Insurance Company pursuant to the Key Employee Retention Plan dated July 1, 1996 (the "Plan"); and,


         WHEREAS, Adamo is the CEO of Professionals Group and a designated key executive covered by the Plan; and,


         WHEREAS, the Compensation Committee of Professionals Group resolved on March 2, 2000, as follows: "The two year severance arrangement now applicable to the CEO under the Key Employee Retention Plan only in the event of a change of control shall be amended to apply to the CEO whether or not there is a change of control."

         WHEREAS, the actions of the Compensation Committee were adopted and ratified by the Board of Directors of Professionals Group on March 4, 2000; and,

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         WHEREAS, this Severance Agreement is made and entered into pursuant to the authorization of the Compensation Committee and Board of Directors as set forth above.


         NOW THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged including, but not limited to, Adamo's continuing service as CEO of Professionals Group, the parties agree as follows:

         1. A copy of the Plan and Assumption Agreement are attached to this Severance Agreement as Exhibit A; and, the terms and conditions of the Plan and Assumption Agreement are incorporated into this Severance Agreement by reference.

         2. This Severance Agreement supplements the Plan with respect to Adamo in the event of a Qualifying Termination where there is no Change in Control. The Plan remains in effect with respect to Adamo in the event that there is a Qualifying Termination following a Change in Control.

         3. For the purposes of this Severance Agreement, the following language shall be added to section 5.1:

         5.1 NO CHANGE IN CONTROL: Adamo shall be entitled to receive from the Company Severance Benefits as described in Section 5.3 herein, if Adamo's employment with the Company shall end for any reason specified in Section 5.2 herein as being a Qualifying Termination. Adamo shall not be entitled to receive Severance Benefits if employment with the Company ends due to death, Disability, retirement, or to a voluntary termination without Good Reason - No Change of Control or due to an involuntary termination by the Company for Cause.

         4. For the purposes of this Severance Agreement, the following language shall be added to section 5.2:

         5.2 NO CHANGE IN CONTROL: The occurrence of any one or more of the following events shall be considered a Qualifying Termination, for purposes of triggering the payment of Severance Benefits, as provided

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         in Section 5.1 herein:

                  (a) A successor company fails or refuses to assume the Company's obligations under this Severance Agreement;

                  (b) The Company or any successor company breaches any of the provisions of this Severance Agreement;

                  (c) A termination of Adamo's employment with the Company for reasons other then (i) death, Disability, or retirement, or (ii) an involuntary termination by the Company for cause; or

                  (d) A voluntary termination of employment with the Company by Adamo for Good Reason - No Change of Control.

         5. For the purposes of this Severance Agreement, a new definition "Good Reason - No Change of Control" shall be added as follows:

         "GOOD REASON - NO CHANGE IN CONTROL" means, without Adamo's express written consent, the occurrence of any one or more of the following:

                  (i) The assignment of Adamo to duties inconsistent with his authority, duties, responsibilities, and status (including offices, titles, and reporting requirements) as President and CEO of the Company, or a substantial reduction or significant alteration in the nature or status of Adamo's authority, duties, or responsibilities from those in effect as of the date of this Severance Agreement, other than an insubstantial and inadvertent act that is remedied by the Company promptly after receipt of notice thereof given by Adamo;

                  (ii) The Company's requiring Adamo to be based at a location in excess of fifty (50) miles from Okemos, Michigan;

                  (iii) A reduction by the Company in Adamo's Base Salary as in effect on the date hereof or as the same shall be

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                           increased from time to time;

                  (iv) The failure of the Company to provide to Adamo, at a level commensurate with Adamo's position, all incentive compensation opportunities and employee benefits that are provided to other senior executives of the Company; and

                  (v) Any purported termination by the Company of Adamo's employment that is not effected pursuant to a Notice of Termination satisfying the requirements of Section
                           5.7 herein, and for purposes of this Plan, no such purported termination shall be effective.

         Adamo must provide the Company with written notice no later than 45 calendar days after Adamo knows or should have known that any of the Good Reason - No Change in Control events as set forth in subsections
         (i) - (v) of this definition has occurred. Following the notice, the Company shall have 45 calendar days to rectify the circumstances causing the event. If the Company fails to rectify the event within the 45 day period, or if the Company delivers to Adamo written notice stating that the circumstances cannot, or will not, be rectified, Adamo shall then have 45 days to proceed under section 5.1 and 5.2 as amended by this Severance Agreement. Should Adamo fail to provide the required notice in a timely manner, Good Reason - No Change in Control shall not be deemed to have occurred as a result of that event.

         Adamo's right to terminate employment for Good Reason - No Change in Control shall not be affected by Adamo's incapacity due to physical or mental illness. Except as set forth in the preceding paragraph, Adamo's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason - No Change in Control herein.

         6. In the event that Severance Benefits become payable to Adamo pursuant to this Severance Agreement, as a condition of receiving the Severance Benefits, Adamo agrees to provide to the Company with a signed release in the form attached as Exhibit B to this Agreement.

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         To signify their Agreement to the terms of this Severance Agreement, the parties have executed it as of May 4, 2000.


                                                     -------------------------
                                                     Victor T. Adamo



                                                     Professionals Group, Inc.

                                                     By:
                                                        ----------------------
                                                     William H. Woodhams, M.D.,
                                                     Chairman

                                                     And acknowledged by:

                                                     -------------------------
                                                     Annette E. Flood, Secretary











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                                    Exhibit B


                                     RELEASE

         Victor T. Adamo ("Adamo") waives, releases, and forever discharges Professionals Group, Inc.(the "Company") and its direct or indirect parents, subsidiaries, affiliates and related entities, any partnerships, joint ventures or other entities involving or related to the Company or its affiliates, and all present or former employees, officer, agents, directors, successors, assigns and attorneys of any of these corporations, persons or entities (all collectively referred to herein as the "Releasees"); from any and all claims, charges, suits, causes of action, demands, expenses and compensation whatsoever, known or unknown, direct or indirect, on account of or growing out of Adamo's employment with and termination from the Company, or relationship or termination of such relationship with any of the Releasees; or arising out of related events occurring through the date that this Release is executed. This includes, but is not limited to, claims for breach of any employment contract, handbook or manual; any express or implied contract; wrongful discharge; any tort; continued employment; loss of wages or benefits; attorney fees; discrimination arising under any federal, state, or local civil rights or antidiscrimination statute, including specifically any claims Adamo may have under the federal Age Discrimination in Employment Act, as amended, 29 USC ss.ss. 621, et seq; attorney fees; emotional distress, harassment, defamation, slander, and all other types of claims or causes of action whatsoever arising under any other state or federal statute or common law of the United States.

         Adamo does not waive or release any rights or claims (i) that may arise under the federal Age Discrimination in Employment Act, as amended, after the date this Release is executed by Adamo; and (ii) that relate to receipt of Severance Benefits payable to Adamo in connection with Adamo's termination of employment with the Company.

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         Adamo acknowledges that he received this Agreement on             ,
         2   , that he was advised that this was the company's FINAL OFFER and that he has been given adequate time to consider the terms of this Agreement and consult with an attorney if he desires. The Company agrees that this Agreement will remain available until the close of business until the earlier of: (1) his rejection of this Agreement; or
         (2) twenty-two calendar days following his receipt of this Agreement. At that time, if Adamo has not yet executed the Agreement, the Agreement will be revoked. If Adamo executes this Agreement, he shall have no fewer than eight calendar days following his execution of the Agreement to revoke it. Any revocation shall be made in writing and shall be received by the Company's Corporate Counsel, at 2600 Professionals Drive, Box 150, Okemos, Michigan, 48805-0150 on or before 4:30 p.m. on the eighth calendar day after Adamo executed it. This Agreement shall not become effective or enforceable until the expiration of the revocation period.


         ----------------------                      -------------------
         Date Agreement Accepted                     Victor T. Adamo


         --------------------                        -------------------
         Date Agreement Accepted                     By:  Professionals Group,
                                                     Inc.





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